SECURITIES AND EXCHANGE COMMISSION


                     Washington, D.C.  20549



                            FORM 8-K



                         CURRENT REPORT


               PURSUANT TO SECTION 13 OR 15(d) OF


               THE SECURITIES EXCHANGE ACT OF 1934



              November 15, 1995 (November 8, 1995)
        Date of Report (Date of earliest event reported)



                   PEOPLES ENERGY CORPORATION

     (Exact name of registrant as specified in its charter)




  Illinois                               1-5540                  36-2642766
(State or other jurisdiction of        (Commission           (I.R.S. Employer
 incorporation or organization)         File Number)       Identification No.)


24th Floor, 130 East Randolph Drive, Chicago, Illinois             60601-6207
    (Address of principal executive offices)                       (Zip Code)


Registrant's telephone number, including area code             (312) 240-4000


                   122 South Michigan Avenue, Chicago, Illinois
                  (Former address, if changed since last report)



Item 5.  OTHER EVENTS


                      RATES AND REGULATION


   Reference is made to Note 4 "Rates and Regulation" to the

Financial Statements in the quarterly report of Peoples Energy

Corporation on Form 10-Q for the quarter ended June 30, 1995.


Utility Rate Proceedings

   On November 8, 1995, the Illinois Commerce Commission

(Commission) issued an order approving changes in rates of The

Peoples Gas Light and Coke Company (Peoples Gas) that are

designed to increase annual revenues by approximately $30.8

million, exclusive of additional charges for revenue taxes.

Peoples Gas was allowed a rate of return on original-cost rate base of 9.19 per cent, which reflects an 11.10 per cent cost of common equity.  The new rates were implemented on November 14,

1995.



   On November 8, 1995, the Commission issued an order approving changes in rates of North Shore Gas Company (North Shore Gas)

that are designed to increase annual revenues by approximately

$5.6 million, exclusive of additional charges for revenue taxes.

North Shore Gas was allowed a rate of return on original-cost rate base of 9.75 per cent, which reflects an 11.30 per cent cost of common equity.  The new rates were implemented on November 14,

1995.



















                            SIGNATURE



Pursuant to the requirements of the Securities Exchange Act of

1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly

authorized.





                               PEOPLES ENERGY CORPORATION
                              ----------------------------
                                      (Registrant)




  November 15, 1995               By:   /s/ K. S. BALASKOVITS
--------------------                 -------------------------
           (Date)                        K. S. Balaskovits
                                   Vice President and Controller